•	JDA Investor Relations Contacts:
•	Lawrence Delaney, Jr., The Berlin Group
•	Tel: 714-734-5000; larry@berlingroup.com

•	Kris L. Magnuson, Executive Vice President &
• JDA Software Group, Inc.	Chief Financial Officer, JDA Software Group, Inc.
• NEWS RELEASE	Tel: 480-308-3000

JDA’s Restructuring Results in Increase in Net Profits

Scottsdale, Ariz. – April 25, 2005 – JDA® Software Group, Inc. today announced financial results for the first quarter ended March 31, 2005. JDA reported total revenues of $50.3 million and software revenues of $10.2 million for first quarter 2005, compared to total revenues of $55.2 million and software revenues of $14.6 million for first quarter 2004.

     JDA reported GAAP net income for the first quarter 2005 of $0.02 per share, as compared to a GAAP net loss of $.02 per share in first quarter 2004. The Company reported adjusted non-GAAP earnings for first quarter 2005 of $0.08 per share, which excludes amortization of acquired software technology and intangibles, a restructuring charge and net tax benefits resulting from revisions of tax estimates in prior years, as compared to adjusted non-GAAP earnings per share of $.07 for first quarter 2004, which excluded amortization of acquired software technology and intangibles, a restructuring charge and adjustments to acquisition-related reserves, and net tax benefits resulting from revisions of tax estimates in prior years.

     These results are consistent with the preliminary first quarter 2005 results announced on April 13, 2005.

     “The environment for software sales remains uncertain, validating our decision last year to reduce fixed costs in order to increase earnings power,” commented Hamish Brewer, JDA Chief Executive Officer. “We are projecting higher software sales in the second quarter of 2005, which combined with our current cost structure should yield solid earnings growth,” added Brewer.

FIRST QUARTER 2005 HIGHLIGHTS

•	Release of New Products on Microsoft .NET: JDA released the first series of its next generation of JDA Portfolio® products. JDA is consolidating and enhancing many of its retail demand chain solutions onto the Microsoft platform using Microsoft .NET technologies. JDA’s new PortfolioEnabled™ applications are unique in the market as they provide companies with the flexibility to choose either modular, best of breed point applications or a packaged suite that will feature workflow enablement, integrated business processes and a unified end user interface.

•	Regional Sales Activity: The lack of large deals and a significant number of transactions slipping into future quarters were among the major factors that caused a larger than expected sequential downturn in the Americas region. The Americas closed $6.5 million in software license deals in first quarter 2005, compared to $15.3 million in 4Q04 and $10.8 million in 1Q04. Europe, Middle East and Africa closed $3.0 million in software license deals in first quarter 2005, compared to $2.7 million in

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4Q04 and $3.0 million in 1Q04. Asia Pacific closed $782,000 in software license deals in first quarter 2005, compared to $2.3 million in 4Q04 and $858,000 in 1Q04.

•	Customer Activity: JDA signed 87 new software deals during the first quarter, including five deals for two or more JDA Portfolio software applications and no deals greater than $1 million. Portfolio Strategic Merchandise Management™ products continued to prove their competitive advantage with several wins. Trading pairs relying on Portfolio Collaborative Solutions™ to realize demand chain efficiencies increased to 262 vendor/retailer partners in first quarter 2005 from 215 in first quarter 2004.

•	Strong Cash Generation: JDA ended first quarter 2005 with $100.2 million in cash and marketable securities as compared to $97.1 million at December 31, 2004. JDA generated $5.8 million in cash flow from operations during first quarter 2005 as compared to $6.8 million in first quarter 2004. DSOs were 65 days at the end of first quarter 2005, compared to 78 days in first quarter 2004, and 62 days at the end of fourth quarter 2004.

Conference Call Information for Today’s Announcement

     JDA will hold its regularly scheduled conference call on April 25, 2005 at approximately 4:45 pm Eastern Time. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA First Quarter 2005 Earnings.” A replay of the conference call will begin immediately following the call and will end on May 25, 2005 at 12:00 am EST. Callers can hear the replay by dialing 1-877-519-4471 (United States) or 1-973-341-3080 (International) using access code 5859263.

     To participate in a live Web cast of the call, visit the following web page at the time of the conference call: http://www.viavid.net/detailpage.aspx?sid=000023DB. An archived version of the Web cast will be accessible from the same link for one year from the conference date.

ABOUT JDA SOFTWARE

     With over 4,700 retail, manufacturing and wholesale customers in 60 countries, JDA Software Group, Inc. (Nasdaq:JDAS) is a global leader in delivering integrated software and professional services for the retail demand chain. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing JDA Portfolio, its suite of merchandising, POS, analytic and collaborative solutions that improve revenues, efficiency and customer focus. Founded in 1985, JDA is headquartered in Scottsdale, Arizona and employs approximately 1,100 associates operating from 26 offices in major cities throughout North America, South America, Europe, Asia and Australia. For more details, visit www.jda.com, call +1 480.308.3555 or email info@jda.com.

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

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This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include Mr. Brewer’s statements that the environment for software sales remains unpredictable, our projection of higher software sales in the second quarter of 2005, and our belief that higher software sales combined with our current cost structure should yield solid earnings growth. Future events may involve risks and uncertainties, including, but not limited to, uncertainties inherent in predicting closure of software transactions and future earnings results, particularly in volatile markets and industries such as our own, as well as the risk of increased competition and other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.

“JDA” and “JDA Portfolio” are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders’.

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31,	December 31,
	2005	2004

	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$79,683	$76,994
Marketable securities	20,562	20,128

Total cash, cash equivalents and marketable securities	100,245	97,122
Accounts receivable, net	36,330	39,524
Income tax receivable	609	—
Deferred tax asset	3,527	3,578
Prepaid expenses and other current assets	9,599	8,242
Promissory note receivable	1,684	2,736

Total current assets	151,994	151,202
Property and Equipment, net	46,924	48,324
Goodwill	69,901	69,901
Other Intangibles, net:
Customer lists	27,498	28,347
Acquired software technology	19,450	20,749
Trademarks	2,591	2,591

	49,539	51,687
Deferred Tax Asset	11,827	11,453

Total assets	$330,185	$332,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,932	$3,104
Accrued expenses and other liabilities	18,845	24,645
Income tax payable	—	215
Deferred revenue	34,481	28,418

Total current liabilities	55,258	56,382
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 29,659,435 and 29,596,697 shares, respectively	297	296
Additional paid-in capital	249,342	248,633
Retained earnings	32,715	32,012
Accumulated other comprehensive loss	(724)	(204)

	281,630	280,737
Less treasury stock, at costs, 571,702 and 414,702 shares, respectively	(6,703)	(4,552)

Total stockholders’ equity	274,927	276,185

Total liabilities and stockholders’ equity	$330,185	$332,567

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share data, unaudited)

	Three Months Ended
	March 31,
	2005	2004
REVENUES:
Software licenses	$10,217	$14,579
Maintenance services	21,706	19,307

Product revenues	31,923	33,886
Consulting services	16,914	20,014
Reimbursed expenses	1,414	1,279

Service revenues	18,328	21,293
Total revenues	50,251	55,179

COST OF REVENUES:
Cost of software licenses	225	692
Amortization of acquired software technology	1,299	1,261
Cost of maintenance services	5,613	4,968

Cost of product revenues	7,137	6,921
Cost of consulting services	12,951	14,345
Reimbursed expenses	1,414	1,279

Cost of service revenues	14,365	15,624
Total cost of revenues	21,502	22,545

GROSS PROFIT	28,749	32,634
OPERATING EXPENSES:
Product development	11,676	13,770
Sales and marketing	9,402	10,908
General and administrative	5,529	6,217
Amortization of intangibles	849	841
Restructuring charge and adjustments to acquisition-related reserves	1,559	2,824

Total operating expenses	29,015	34,560

OPERATING LOSS	(266)	(1,926)
Other income, net	516	748

INCOME (LOSS) BEFORE INCOME TAX BENEFIT	250	(1,178)
Income tax benefit	(453)	(741)

NET INCOME (LOSS)	$703	$(437)

BASIC EARNINGS (LOSS) PER SHARE	$.02	$(.02)

DILUTED EARNINGS (LOSS) PER SHARE	$.02	$(.02)

SHARES USED TO COMPUTE:
Basic earnings (loss) per share	29,152	29,037

Diluted earnings (loss) per share	29,526	29,037

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

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JDAS 1Q05 Earnings

JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months
	Ended March 31,
	2005	2004
NON-GAAP OPERATING INCOME
Operating loss (GAAP BASIS)	$(266)	$(1,926)
Adjustments for non-GAAP measures of performance:
Amortization of acquired software technology	1,299	1,261
Amortization of intangibles	849	841
Restructuring charge and adjustments to acquisition-related reserves	1,559	2,824

Adjusted non-GAAP operating income	$3,441	$3,000

NON-GAAP OPERATING INCOME, as a percentage of revenue
Operating loss (GAAP BASIS)	(1%)	(3%)
Adjustments for non-GAAP measures of performance:
Amortization of acquired software technology	3%	2%
Amortization of intangibles	2%	1%
Restructuring charge and adjustments to acquisition-related reserves	3%	5%
Adjusted non-GAAP operating income	7%	5%
NON-GAAP EARNINGS (LOSS) PER SHARE
Diluted earnings (loss) per share (GAAP BASIS)	$.02	$(.02)
Adjustments for non-GAAP measures of performance, net of tax:
Amortization of acquired software technology	.03	.03
Amortization of intangibles	.02	.02
Restructuring charge and adjustments to acquisition-related reserves	.03	.06
Net tax benefits resulting from revisions of tax estimates in prior years	(.02)	(.02)
Adjusted non-GAAP diluted earnings per share	$.08	$.07

Shares used to compute diluted earnings (loss) per share amounts (GAAP BASIS)	29,526	29,037
Shares used to compute adjusted non-GAAP diluted earnings per share amounts	29,526	29,750
CASH FLOW INFORMATION
Net cash provided by operating activities	$5,841	$6,820
Net cash used in investing activities:
Purchase of corporate office facility	$—	$(23,767)
Purchase of other property and equipment	(1,579)	(3,717)
Other, net	521	(12,600)

	$(1,058)	$(40,084)

Net cash (used in) provided by financing activities:
Purchase of treasury stock	$(2,151)	$—
Other, net	638	332

	$(1,513)	$332

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260